Exhibit 99.1

Sabine Royalty Trust

SABINE ROYALTY TRUST DECLARES
MONTHLY CASH DISTRIBUTION FOR JULY

     Dallas, Texas, July 2, 2004 - Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE — SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.22614 per unit, payable on July 29, 2004, to unit holders of record on July 15, 2004.

     Due to the timing of the end of the month of June, approximately $571,000 of revenue received will be posted in the following month of July in addition to normal receipts during July.

     This distribution reflects primarily the oil production for April 2004 and the gas production for March 2004. Preliminary production volumes are approximately 42,000 barrels of oil and 422,000 mcf of gas.

     The 2003 Annual Report/10-K and the 1st Quarter 2004 are now available. For those reports and more information on Sabine Royalty Trust, please visit our website at http://www.sbr-sabineroyalty.com/.

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Contact:	Ron E. Hooper
Senior Vice President
Bank of America, N.A.
Toll Free — 800.365.6541